Carolina Trust BancShares, Inc. S-8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Carolina Trust BancShares, Inc.

We consent to the use of our report dated March 23, 2016, with respect to the consolidated financial statements of Carolina Trust Bank as of December 31, 2015 and 2014 and for each of the years then ended included in Carolina Trust Bank’s 2015 Annual Report on Form 10-K, incorporated by reference into Carolina Trust BancShares, Inc.’s registration statement on Form S-8.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

August 19, 2016